SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into by and between Nephros, Inc., and its affiliates and subsidiaries (the “Company”), and Mark W. Lerner (“Lerner”), as of April 28, 2008 (the “Effective Date”). The Company and Lerner are referred to herein as the “Parties.” This Agreement cancels and supersedes all prior agreements relating to Lerner’s employment with the Company except as provided in this Agreement.

WHEREAS, Lerner is employed as Chief Financial Officer of the Company pursuant to an Offer of Employment dated March 3, 2006, and effective as of March 6, 2006 (the“Employment Agreement”) under which the Parties agreed to certain terms and conditions relating to Lerner’s employment with the Company;

WHEREAS, because of his employment as an executive of the Company, Lerner has obtained intimate and unique knowledge of all aspects of the Company’s business operations, current and future plans, financial plans and other confidential and proprietary information;

WHEREAS, Lerner and the Company entered into an Employee Patent and Confidential Information Agreement dated February 28, 2006 (the “Confidentiality Agreement”);

WHEREAS, Lerner and the Company mutually desire to terminate their employment relationship and Lerner desires to resign his position as Chief Financial Officer of the Company, and all other director, officer and employee positions, if any, held by Lerner in the Company or any of its subsidiaries or affiliates effective as of the Effective Date;

WHEREAS, Lerner and the Company mutually desire that, in exchange for continuation of his current salary and benefits for a period of up to 17 days following the Effective Date (the “Transition Period”) during which Lerner shall consult with officers, directors and agents of the Company and otherwise provide assistance in the Company’s transition to a new Chief Financial Officer as reasonably requested by the Company (the “Transition Role”);

WHEREAS, Lerner acknowledges that the Confidentiality Agreement shall survive this Agreement; and

WHEREAS, the Parties desire to finally, fully and completely resolve all disputes that now or may exist between them, including, but not limited to those concerning Lerner’s job performance and activities while employed by the Company and his hiring, employment and termination from the Company, and all disputes over benefits and compensation connected with such employment, and specifically, but not limited to, any disputes arising from the terms of Lerner’s employment as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Lerner agree as follows:

1. End of Lerner’s Employment. The Parties agree that the Employment Agreement shall terminate on the Effective Date. Lerner’s last day of employment with the Company will be May 15, 2008, or such earlier date, if any, that the Company may choose to terminate the Transition Period in the event that the Company determines in its sole discretion that Lerner’s services in the Transition Role are not satisfactory (the “Separation Date”). Effective as of the Effective Date, Lerner hereby resigns his position as Chief Financial Officer and all other director, officer, and employee positions with the Company and any of the Company’s subsidiaries or affiliates, other than the Transition Role. On the Effective Date, Lerner will execute a resignation letter in the form attached hereto, and provide any other documents, if necessary, to effect his resignation(s).

2. Certain Payments and Benefits.

(a) Accrued Obligations. Within five (5) days following the Separation Date, the Company shall pay Lerner for all unpaid salary, reimbursement for unpaid reimbursable company-related expenses for which Lerner has submitted expense requests and supporting documentation within three (3) days of the Separation Date, and any accrued but unused vacation through the Separation Date (“Accrued Obligations”).  Except as stated in this Agreement or as required by law, all other compensation and benefits which relate to Lerner’s employment with the Company, including any benefits set forth in the Employment Agreement or in any other employee benefit plan, policy or program, except as memorialized in this Agreement, shall cease as of the Separation Date.

(b) Separation Payments. The Company will pay Lerner his current base salary for a period of three months following the Separation Date (the “Separation Period”), minus normal payroll withholdings and taxes, if applicable (“Separation Payments”), payable in accordance with the Company’s normal payroll practices beginning with the first payroll period following execution of this Agreement. The Separation Payments will not be treated as compensation under the Company’s 401(k) Plan or any other retirement plan.

(c) Outplacement Assistance. The Company will reimburse Lerner for up to $5,000 of reasonable expenses for professional outplacement assistance, upon an accounting therefor. Such outplacement services must commence during the Separation Period. Any additional professional outplacement assistance shall be at Lerner's sole expense.

(d) Waiver of Additional Compensation or Benefits. Other than the Separation Payments and other obligations provided for in this Agreement, Lerner shall not be entitled to any additional compensation, benefits, payments or grants under any benefit plan, severance plan or bonus or incentive program established by the Company or any of the Company’s affiliates. Any vested interest held by Lerner in the Company’s 401(k) Plan, retirement plan and any other plans in which Lerner participates, including the 401(k) matching payments for contributions made up to and including the Separation Date, shall be distributed in accordance with the terms of the plan and applicable law. Lerner agrees that the release in Paragraph 4 covers any claims he might have regarding his compensation, bonuses, stock options or grants and any other benefits he may or may not have received during his employment with the Company.

3. Press Release. In connection with the termination of Lerner’s employment with the Company, Lerner hereby agrees to the Company’s issuance of a press release, and internal communications and external communications regarding his separation from his employment; provided that the Parties shall mutually approve the language of any press release, provided further that Lerner shall not unreasonably withhold his approval.

4. Mutual Release and Waiver.

(a) By Lerner. In consideration of the payments and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Lerner, Lerner, on his own behalf and on behalf of his agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company and all of its affiliates, and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Lerner’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all claims arising under or relating to employment, employment contracts (including the Employment Agreement), employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Sarbanes-Oxley Act, the New York State Labor Laws or any other applicable federal, state or local employment discrimination statute, law or ordinance, including, without limitation, any workers’ compensation or disability claims under any such laws, claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, and any other claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. Lerner further agrees that Lerner will not file or permit to be filed on Lerner’s behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Lerner’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim he believes he may have against the Company or its affiliates. However, by executing this Agreement, Lerner hereby waives the right to recover in any proceeding Lerner may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on Lerner’s behalf. This release shall not apply to any of the Company’s obligations under this Agreement, or any vested 401(k), retirement plan, health, medical or dental insurance or continuing benefits or perquisites to which Lerner is entitled under this Agreement or any tax qualified pension plan of the Company or its affiliates, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute. Lerner does not release his right to enforce the terms of this Agreement. Lerner acknowledges that certain of the payments and benefits provided for in Section 2 of this Agreement constitute good and valuable consideration for the release contained in this Section 4.

(b) By the Company. In consideration of the mutual promises contained in this Agreement, including Lerner’s promises to comply with the provisions of the Confidentiality Agreement, on behalf of itself and all of its subsidiaries, and their present and former agents, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Lerner and his heirs, executors, successors and assigns (the “Lerner Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Lerner Released Parties relating to or arising out of Lerner’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, that do not relate to or arise out of Lerner’s gross negligence or intentional misconduct. This Agreement includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to Lerner’s employment or retirement as Chief Financial Officer of the Company.

5. Return of the Company Property. Within seven (7) days of the Separation Date, Lerner shall, to the extent not previously returned or delivered: (a) return all equipment, records, files, programs or other materials and property in his possession which belongs to the Company or any one or more of its affiliates, including, without limitation, all, computer access codes, Blackberries, credit cards, keys and access cards; and (b) deliver all original and copies of notes, materials, records, plans, technical data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise), other than this Agreement and copies of this Agreement, that relate or refer to (1) the Company or any one or more of its affiliates, or (2) the Company or any one or more of the Company’s affiliates’ financial statements, business contacts, and sales. By signing this Agreement, Lerner represents and warrants that he has not retained and has or will timely return and deliver all the items described or referenced in subsections (a) or (b) above; and, that should he later discover additional items described or referenced in subsections (a) or (b) above, he will promptly notify the Company and return/deliver such items to the Company. Before Lerner returns any computers, Blackberry, personal digital assistant or other electronic storage device, Lerner may delete any personal information.

6. Material Breach of Agreement. In the event Lerner knowingly fails to materially fulfill any of his obligations in this Agreement or under the Confidentiality Agreement during the Separation Period, or Lerner or anyone acting on his behalf brings suit against the Company seeking to declare any term of this Agreement void or unenforceable and if one or more material terms of this Agreement are ruled by a court or arbitrator to be void or unenforceable or subject to reduction or modification, then the Company shall be entitled to (i) terminate the Agreement, (ii) terminate any remaining Separation Payments set forth in Section 2, and Lerner will not be entitled to receive any remaining Separation Payments, (iii) recover Separation Payments and all other benefits set forth in Section 2 already paid to Lerner upon court order, (iv) recover attorneys’ fees, expenses and costs the Company incurs in any such action, and/or (v) recover any and all other relief and damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement.

7. Mutual Non-Disparagement.

(a) Lerner agrees that he will not, directly or indirectly, disclose, communicate, or publish any disparaging information concerning the Company, its affiliates, its officers and directors, its customers or clients, operations, technology, proprietary or technical information, or software whatsoever, or cause others to disclose, communicate, or publish any disparaging information concerning the same. Lerner further agrees that he will not disclose, directly or indirectly, communicate, or publish any disparaging information concerning the terms of his employment with the Company, any other circumstance that arose from his employment with the Company or separation from employment, or any action or event that occurred during his employment with the Company, or cause others to disclose, communicate, or publish any disparaging information concerning the same;

(b) The Company, including its officers and directors, agrees that it will not, directly or indirectly, disclose, communicate, or publish any disparaging information concerning Lerner, or cause others to disclose, communicate, or publish any disparaging information concerning the same. the Company further agrees that it will not disclose, directly or indirectly, communicate, or publish any disparaging information concerning the terms of Lerner’s employment with the Company or separation from employment, any other circumstance that arose from Lerner’s employment with the Company, or any action or event that occurred during Lerner’s employment with the Company, or cause others to disclose, communicate, or publish any disparaging information concerning the same.

8. Not An Admission of Wrongdoing. This Agreement shall not in any way be construed as an admission by any party of any acts of wrongdoing, violation of any statute, law or legal or contractual right.

9. Voluntary Execution of the Agreement. Lerner and the Company represent and agree that they have had an opportunity to review all aspects of this Agreement, and that they fully understand all the provisions of the Agreement and are voluntarily entering into this Separation Agreement and the General Release. Lerner further represents that he has not transferred or assigned to any person or entity any claim involving the Company or any portion thereof or interest therein.

10. Confidentiality of Agreement. The Company and Lerner agree to keep confidential the specific terms of this Agreement and shall not disclose same to any person except that Lerner may inform (i) his spouse and his financial, tax, professional, pastoral and legal advisors of the contents or terms of this Agreement, and (ii) prospective employers of the relevant terms of this Agreement. Lerner agrees to keep confidential Lerner’s separation from employment from the Company and the circumstances relating to his separation until it is disclosed to the general public, and until such time, Lerner will only discuss his separation from employment with his spouse and his financial, tax and legal advisors or as otherwise directed by the Company or its agents. Before sharing the Agreement or its terms with his spouse or his financial, tax and legal advisors, Lerner agrees to notify them of this confidentiality requirement. If Lerner or the Company is required to disclose the Agreement to others by legal process, the party so ordered shall to the extent practical under the circumstances first give notice to the other parties in order that such other party may have an opportunity to seek a protective order. The Company and Lerner shall cooperate with each other, should either decide to seek a protective order with all costs and expenses being borne by the party seeking such order. This Agreement may be disclosed or appended as an exhibit to any securities filing required to be made by the Company or its affiliates.

11. Binding Effect. This Agreement shall be binding upon the Company and upon Lerner and his heirs, administrators, representatives, executors, successors and assigns. In the event of Lerner’s death, this Agreement shall operate in favor of his estate and all payments, obligations and consideration will continue to be performed in favor of his estate.

12. Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

13. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to Lerner’s employment with the Company, the subject matter of this Agreement or any other term or condition of the relationship between the Company and Lerner including the Employment Agreement; except that the provisions of the Confidentiality Agreement shall survive this Agreement. Lerner represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any representation(s) by the Company or its agents except as expressly contained in this Agreement.

14. Knowing and Voluntary Waiver. Lerner, by Lerner’s free and voluntary act of signing below, (i) acknowledges that he has been given a period of twenty-one (21) days to consider whether to agree to the terms contained herein, (ii) acknowledges that he has been advised to consult with an attorney prior to executing this Agreement, (iii) acknowledges that he understands that this Agreement specifically releases and waives all rights and claims he may have under the Age Discrimination in Employment Act, as amended, prior to the date on which he signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its preparation (with advice of counsel). Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party generally was responsible for the preparation of this Agreement.

Lerner understands and acknowledges that he has seven (7) days after he executes this Agreement to revoke the release of his claims under the ADEA. During this seven-day revocation period, Lerner may revoke his agreement to release claims under the ADEA by indicating in writing to the Company his intention to revoke. If Lerner exercises his right to revoke such release, he shall forfeit his right to receive any of the payments or benefits provided for herein, and to the extent such payments or benefits have already been made, Lerner agrees that he will immediately reimburse the Company for the amounts of such payments and benefits.

15. Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

If to Lerner:

Mark W. Lerner
23 White Deer Lane
West Harrison, NY 10604

If to the Company:

Nephros, Inc.
ATTN: President and CEO
3960 Broadway
New York, NY 10032

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, fax, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications are to be delivered by giving the other party notice.

16. Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of New York. The Company and Lerner agree that the language on this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties. Venue of any litigation arising from this Agreement shall be in a court of competent jurisdiction in New York County, New York.

17. Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered (which deliveries may be by facsimile) shall be deemed an original and all of which together shall constitute one and the same instrument.

18. No Assignment Of Claims. Lerner represents and agrees that he has not transferred or assigned, to any person or entity, any claim involving the Company, or any portion thereof or interest therein.

19. No Waiver. This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Company and Lerner. Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Company and Lerner.

20. Acknowledgments by the Company. The Company acknowledges that (i) this Agreement is not an employment contract as defined in 11 U.S.C. § 548; (ii) the Company and Lerner are entering into this Agreement in good faith and in the ordinary course of business; and (iii) by entering into this Agreement, the Company does not intend to hinder, delay, or defraud any creditors of either the Company or both.

[Remainder of Page Intentionally Left Blank]

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT,
THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND
THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

/s/ Mark W. Lerner	May 7, 2008
Mark W. Lerner	Date

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, a Notary Public, on this day personally appeared MARK W. LERNER, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledges to me that he has executed this Agreement on behalf of himself and his heirs, for the purposes and consideration therein expressed.

Given under my hand and seal of office this 7th day of May, 2008.

/s/
Notary Public in and for the State of New York

(PERSONALIZED SEAL)

NEPHROS, INC.

By:           /s/ Norman J. Barta

Title:        President and Chief Executive Officer

Date:        May 7, 2008

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, a Notary Public, on this day personally appeared NORMAN J. BARTA, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of NEPHROS, INC., and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office this 7th day of May, 2008.

/s/
Notary Public in and for the State of New York

(PERSONALIZED SEAL)